Exhibit 99.1
CANOO INC. ANNOUNCES THIRD QUARTER 2024 RESULTS

•Quarterly revenue of $0.9 million, and year-to-date revenue of $1.50 million
•Quarterly Adjusted EBITDA was $(37.7) million, an improvement of 2% versus Q3 2023
•Adjusted Net Loss Per Share was $(0.54), a 67% improvement versus $(1.71) in Q3 2023 and comparable to $(0.61) per share in Q2 2024
•Quarterly cash outflow of $31.3 million in Q3 2024, compared to cash outflow of $39.4 million in Q2, 2024, a 20.7% reduction between Q3 and Q2 2024, and a 58.6% reduction from Q3 2023.
•Our consolidation of operations from California to Texas and Oklahoma will result in estimated future savings of approximately $12 million - $14 million on an annualized basis, with potential for additional savings.
Justin, TX (November 13, 2024) – Canoo Inc. (Nasdaq: GOEV), a high-tech advanced mobility company, today announced its financial results for the third quarter of 2024.

“We are grateful for the support of our customers, partners, their belief in us, and in our amazing product. While we focus on our core markets we must continue to take aggressive actions to consolidate our operations, reduce costs, and catch-up to our plan. This starts from the top led by a committed Executive team, which is willing to take short-term pay cuts for long-term incentives and believes in the value we create for our customers, associates and shareholders.” said Tony Aquila, Investor, Executive Chairman, and CEO. “This will continue to be a difficult and critical period as we do everything we can to get the capital in place, bring jobs back online, and get back on track with our step-level manufacturing plan.”
Third Quarter and Recent Business Updates:

•North America realignment and relocation of corporate headquarters from California to Texas
•Consolidating our facilities from six to three, which has and will continue to impact our workforce until we are back on track with our step level manufacturing
•Achieved final activation of Oklahoma City facility Foreign Trade Zone
•UK Market: Established legal entity, launched commercial operations, received regulatory Individual Vehicle Approval with less than 2% changes to bill of materials, and signed service partners
•Commenced first pilot in the UK with one of the country’s largest fleet operators
Third Quarter Financial Highlights:
•As of September 30, 2024, we had cash, cash equivalents and restricted cash of $16 million.
•GAAP net income (loss) and comprehensive income (loss) of $3 million and $(112) million for the three and nine months ended September 30, 2024, compared to a GAAP net loss and comprehensive loss of $(112) million and $(274) million for the three and nine months ended September 30, 2023. The GAAP net loss and comprehensive loss for the three and nine months ended September 30, 2024 included a gain of $62 million and gain of $101 million on the fair value change of the warrant and derivative liability, respectively.
•Adjusted EBITDA of $(38) million and $(125) million for the three and nine months ended September 30, 2024, compared to $(40) million and $(170) million for the three and nine months ended September 30, 2023.
•Adjusted Net Loss of $(43) million and $(143) million for the three and nine months ended September 30, 2024, compared to $(46) million and $(187) million for the three and nine months ended September 30, 2023.
•Adjusted EPS per share of $(0.54) and $(2.14) for the three and nine months ended September 30, 2024, compared to $(1.71) and $(8.34) for the three and nine months ended September 30, 2023.
•Net cash used in operating activities totaled $110 million for the nine months ended September 30, 2024, compared to $191 million for the nine months ended September 30, 2023.
•Net cash used in investing activities was $10 million during the nine months ended September 30, 2024, compared to $45 million during the nine months ended September 30, 2023.
•Net cash provided by financing activities was $115 million during the nine months ended September 30, 2024, compared to $209 million during the nine months ended September 30, 2023.

Q4 2024 Business Outlook

Based on our current projections, Canoo expects the following guidance for Q4, 2024:

•Cash Outflow - $30 million to $40 million

•Adjusted EBITDA - $(30) million to $(35) million
See “Non-GAAP Financial Measures” section herein for an explanation of Adjusted EBITDA. The Company is unable to provide a reconciliation for forward-looking guidance of Adjusted EBITDA to net loss, the most closely comparable GAAP measure, because certain material reconciling items, such as depreciation and amortization and interest expense cannot be estimated due to factors outside of the Company's control and could have a material impact on the reported results. A reconciliation is not available without unreasonable effort.
Conference Call Information
Canoo will host a conference call to discuss the results today, November 13, 2024, at 5:00 PM ET.

To listen to the conference call via telephone dial (877) 407-9169 (U.S.) and (201) 493-6755 (international callers/U.S. toll) and enter the conference ID number 13750015. To listen to the webcast, please go to investors.canoo.com. A telephone replay will be available until November 27, 2024, at (877) 660-6853 (U.S.) and (201) 612-7415 (international callers/U.S. toll), with Conference ID number 13750015. To listen to the webcast replay, please go to investors.canoo.com.
About Canoo

Founded in 2017, Canoo Inc. (NASDAQ: GOEV) is an automotive tech company that manufactures electric cargo vehicles, built to deliver, for large commercial, government and fleet customers globally. The company has developed design-forward innovative electric vehicles with steer-by-wire technology on its common modular platform with end-to-end software plus power solutions. Canoo’s platform is purpose-built to maximize the vehicle interior space and is customizable to support a wide range of business and government applications. Headquartered in Justin, Texas, Canoo has teams located in California, Michigan and Oklahoma with world-class vehicle and battery facilities in Oklahoma City. For more information please visit www.canoo.com and investors.canoo.com.

Third Quarter 2024 Financial Results
CANOO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)
UNAUDITED

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$1,533	$6,394
Restricted cash, current	3,936	3,905
Inventory	9,913	6,153
Prepaids and other current assets	13,597	16,099
Total current assets	28,979	32,551
Property and equipment, net	368,740	377,100
Restricted cash, non-current	10,600	10,600
Operating lease right-of-use assets	30,194	36,241
Deferred warrant asset	50,175	50,175
Deferred battery supplier cost, non-current	28,900	30,000
Other non-current assets	5,701	5,338
Total assets	$523,289	$542,005

Liabilities and stockholders' equity
Liabilities
Current liabilities
Accounts payable	$81,015	$65,306
Accrued expenses and other current liabilities	75,085	63,901
Convertible debt, current	42,640	51,180
Derivative liability, current	—	860
Financing liability, current	3,604	3,200
Total current liabilities	202,344	184,447
Contingent earnout shares liability	—	41
Operating lease liabilities, non-current	33,158	35,722
Derivative liability, non-current	9,888	25,919
Financing liability, non-current	28,620	28,910
Warrant liability, non-current	26,618	17,390
Other liabilities	702	—
Total liabilities	$301,330	$292,429

Commitments and contingencies (Note 12)

Redeemable preferred stock, $0.0001 par value; 10,000 authorized, 62 and 45 shares issued and outstanding as of September 30, 2024, and December 31, 2023, respectively.	$8,780	$5,607

Stockholders’ equity
Common stock, $0.0001 par value; 2,000,000 authorized as of September 30, 2024, and December 31, 2023, respectively; 87,195 and 37,591 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively (1)	9	4
Additional paid-in capital (1)	1,807,403	1,725,809
Accumulated deficit	(1,594,233)	(1,481,844)
Total preferred stock and stockholders’ equity	221,959	249,576
Total liabilities, preferred stock and stockholders’ equity	$523,289	$542,005
(1) Periods presented have been adjusted to reflect the 1-for-23 reverse stock split on March 8, 2024.

CANOO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share values)
UNAUDITED

	Three months ended September 30,		Three months ended	Nine months ended September 30,
	2024	2023		2024	2023

Revenue	$891	$519		$1,497	$519
Cost of revenue	170	903		2,015	903
Gross margin	721	(384)		(518)	(384)

Operating Expenses
Research and development expenses, excluding depreciation	17,502	21,965		60,676	107,651
Selling, general and administrative expenses, excluding depreciation	22,604	24,925		77,276	85,195
Depreciation	3,752	1,495		10,505	10,632
Reorganization and related exit costs	16,055	—		16,055	—
Total operating expenses	59,913	48,385		164,512	203,478
Loss from operations	(59,192)	(48,769)		(165,030)	(203,862)

Other (Expense) Income
Interest expense	(2,398)	(4,195)		(9,572)	(6,755)
Gain on fair value change in contingent earnout shares liability	—	279		41	2,843
Gain on fair value change in warrant and derivative liability	61,771	17,126		100,607	40,091
Loss on fair value change in derivative asset	—	(3,761)		—	(3,761)
Gain (Loss) on fair value change in convertible debt and other	4,890	(69,615)		(62,226)	(69,615)
Gain (Loss) on extinguishment of debt and other	(1,812)	(2,573)		22,650	(30,261)
Other income (expense), net	(1)	(466)		1,141	(2,256)
Income (Loss) before income taxes	3,258	(111,974)		(112,389)	(273,576)
Provision for income taxes	—	—		—	—
Net income (loss) and comprehensive income (loss) attributable to Canoo	3,258	$(111,974)		(112,389)	(273,576)
Less: dividends on redeemable preferred stock	1,235	—		3,174	—
Net income (loss) and comprehensive loss available to common shareholders	$2,023	$(111,974)		$(115,563)	$(273,576)

Per Share Data (1):
Net income (loss) per share, basic	$0.03	$(4.15)		$(1.73)	$(12.20)
Net income (loss) per share, diluted	$(0.31)	$(4.15)		$(1.73)	$(12.20)
Weighted-average shares outstanding, basic	79,395	27,012		66,645	22,430
Weighted-average shares outstanding, diluted	93,004	27,012		66,645	22,430

(1) Periods presented have been adjusted to reflect the 1-for-23 reverse stock split on March 8, 2024.

CANOO INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
UNAUDITED

	Nine months ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(112,389)	$(273,576)
Adjustments to reconcile net loss to net cash used in operating activities:		—
Depreciation and amortization	10,597	10,632
Non-cash operating lease expense	2,647	2,504
Reorganization and related exit costs	16,055	—
Inventory write-downs	—	366
Stock-based compensation expense	13,730	23,451
Gain on fair value change of contingent earnout shares liability	(41)	(2,843)
Gain on fair value change in warrants liability	(60,463)	(37,093)
Gain on fair value change in derivative liability	(40,144)	(2,998)
Gain on extinguishment of debt and other	(22,650)	30,261
Loss on fair value change in derivative asset	—	3,761
Loss on in fair value change in convertible debt and other	62,226	69,615
Non-cash debt discount	3,142	5,010
Non-cash interest expense	4,220	2,234
Financing charges incurred upon issuance of PPAs	1,820	—
Other	849	839
Changes in assets and liabilities:
Inventory	(3,759)	(3,096)
Prepaid expenses and other current assets	2,502	(3,445)
Other assets	737	(2,511)
Accounts payable, accrued expenses, and other current liabilities	10,983	(14,546)
Net cash used in operating activities	(109,938)	(191,435)

Cash flows from investing activities:
Purchases of property and equipment	(9,730)	(45,376)
Net cash used in investing activities	(9,730)	(45,376)

Cash flows from financing activities:
Proceeds from sale of employee retention credits	9,013	—
Payment of offering costs	—	(400)
Proceeds from exercise of YA warrants	—	21,223
Proceeds from issuance of shares under PIPEs	—	11,750
Proceeds from employee stock purchase plan	128	866
Proceeds from issuance of shares under RDO, net of issuance cost	—	50,961
Proceeds from convertible debenture	—	107,545
Payment of transaction costs	—	(949)
Proceeds for issuance of shares under ATM	3,681	1,155
Payment made on I-40 lease	(2,314)	—
Proceeds from PPA, net of issuance costs	135,995	16,751
Repayment of PPAs	(48,165)	—
Proceeds from preferred shares transaction	16,500	—
Net cash provided by financing activities	114,838	208,902
Net decrease in cash, cash equivalents, and restricted cash	(4,830)	(27,909)
Cash, cash equivalents, and restricted cash
Cash, cash equivalents, and restricted cash, beginning of period	20,899	50,615
Cash, cash equivalents, and restricted cash, end of period	$16,069	$22,706

	Nine months ended September 30,
	2024	2023
		—
Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets		—
Cash and cash equivalents at end of period	1,533	8,260
Restricted cash, current at end of period	3,936	3,846
Restricted cash, non-current at end of period	10,600	10,600
Total cash, cash equivalents, and restricted cash at end of period shown in the Condensed Consolidated Statements of Cash Flows	$16,069	$22,706

Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Adjusted Net Loss and Adjusted Earnings Per Share ("EPS")

“EBITDA” is defined as net loss before interest expense, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, restructuring charges, asset impairments, non-routine legal fees, and other costs associated with exit and disposal activities, acquisition and related costs, changes to the fair value of contingent earnout shares liability, changes to the fair value of warrant and derivative liability, changes to the fair value of the derivative asset, changes to the fair value of convertible debt, loss on extinguishment of debt, and any other one-time non-recurring transaction amounts impacting the statement of operations during the year. "Adjusted Net Loss" is defined as net loss adjusted for stock-based compensation, restructuring charges, asset impairments, non-routine legal fees, and other costs associated with exit and disposal activities, acquisition and related costs, changes to the fair value of contingent earnout shares liability, changes to the fair value of warrants and derivative liability, changes to the fair value of the derivative asset, changes to the fair value of convertible debt, loss on extinguishment of debt, and any other one-time non-recurring transaction amounts impacting the statement of operations during the year. "Adjusted EPS" is defined as Adjusted Net Loss on a per share basis using the weighted average shares outstanding.

EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS are intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS when combined with net loss and net loss per share are beneficial to an investor’s complete understanding of our operating performance. We believe that the use of EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS in the same fashion.
Because of these limitations, EBITDA, Adjusted EBITDA Adjusted Net Loss, and Adjusted EPS should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We manage our business utilizing EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS as supplemental performance measures.

CANOO INC.
NON-GAAP RECONCILIATION TABLE
(in thousands)
These non-GAAP financial measures, when presented, are reconciled to the most closely comparable U.S. GAAP measure as disclosed below for the three and nine months ended September 30, 2024 and 2023, respectively (in thousands):

	Three Months Ended September 30,
	2024			2023
	EBITDA	Adjusted EBITDA	Adjusted Net Loss	EBITDA	Adjusted EBITDA	Adjusted Net Loss
Net income (loss)	$3,258	$3,258	$3,258	$(111,974)	$(111,974)	$(111,974)
Interest expense (a)	1,138	1,138	—	4,195	4,195	—
Provision for income taxes	—	—	—	—	—	—
Depreciation	3,752	3,752	—	1,495	1,495	—
Reorganization and related exit costs	—	16,055	16,055	—	—	—
Gain on fair value change in contingent earnout shares liability	—	—	—	—	(279)	(279)
Gain on fair value change in warrant and derivative liability	—	(61,771)	(61,771)	—	(17,126)	(17,126)
Loss on fair value change in derivative asset		—	—	—	3,761	3,761
Gain (Loss) on fair value change in convertible debt and other	—	(4,890)	(4,890)	—	69,615	69,615
Gain (Loss) on extinguishment of debt and other	—	1,812	1,812	—	2,573	2,573
Other income (expense), net	—	1	1	—	466	466
Financing charges incurred upon issuance of PPAs	—	1,260	1,260	—	—	—
Stock-based compensation	—	1,647	1,647	—	6,908	6,908
Adjusted Non-GAAP amount	$8,148	$(37,737)	$(42,627)	$(106,284)	$(40,366)	$(46,056)
(a) Excluding $1,260 in non-recurring financing charges incurred upon issuance of PPAs shown separately above, as applicable, during 2024.

US GAAP net income (loss) per share
Basic	N/A	N/A	$0.03	N/A	N/A	$(4.15)
Diluted	N/A	N/A	$(0.31)	N/A	N/A	$(4.15)

Adjusted Non-GAAP net income (loss) per share (Adjusted EPS):
Basic	N/A	N/A	$(0.54)	N/A	N/A	$(1.71)
Diluted	N/A	N/A	$(0.54)	N/A	N/A	$(1.71)

Weighted-average common shares outstanding:
Diluted	N/A	N/A	93,004	N/A	N/A	27,012

	Nine Months Ended September 30,
	2024			2023
	EBITDA	Adjusted EBITDA	Adjusted Net Loss	EBITDA	Adjusted EBITDA	Adjusted Net Loss
Net income (loss)	(112,389)	(112,389)	(112,389)	$(273,576)	$(273,576)	$(273,576)
Interest expense (a)	7,402	7,402	—	6,755	6,755	—
Provision for income taxes	—	—	—	—	—	—
Depreciation (b)	10,506	10,506	—	10,632	10,632	—
Reorganization and related exit costs	—	16,055	16,055	—	—	—
Gain on fair value change in contingent earnout shares liability	—	(41)	(41)	—	(2,843)	(2,843)
Gain on fair value change in warrant and derivative liability	—	(100,607)	(100,607)	—	(40,091)	(40,091)
Loss on fair value change in derivative asset	—	—	—	—	3,761	3,761
Gain (Loss) on fair value change in convertible debt and other	—	62,226	62,226	—	69,615	69,615
Gain (Loss) on extinguishment of debt and other	—	(22,650)	(22,650)	—	30,261	30,261
Other income (expense), net	—	(1,141)	(1,141)	—	2,256	2,256
Financing charges incurred upon issuance of PPAs	—	2,170	2,170	—	—	—
Stock-based compensation	—	13,730	13,730	—	23,451	23,451
Adjusted Non-GAAP amount	$(94,481)	$(124,740)	$(142,648)	$(256,189)	$(169,779)	$(187,166)
(a) Excluding $2,170 in non-recurring financing charges incurred upon issuance of PPAs shown separately above, as applicable, during 2024. (b) Includes $$92 recorded in cost of revenue during 2024

US GAAP net loss per share
Basic	N/A	N/A	$(1.73)	N/A	N/A	$(12.20)
Diluted	N/A	N/A	$(1.73)	N/A	N/A	$(12.20)

Adjusted Non-GAAP net loss per share (Adjusted EPS):
Basic	N/A	N/A	$(2.14)	N/A	N/A	$(8.34)
Diluted	N/A	N/A	$(2.14)	N/A	N/A	$(8.34)

Weighted-average common shares outstanding:
Basic	N/A	N/A	66,645	N/A	N/A	22,430
Diluted	N/A	N/A	66,645	N/A	N/A	22,430

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding access to capital, estimates and forecasts of financial and performance metrics, expectations and timing related to commercial product launches and the achievement of operational milestones, including the ability to meet and/or accelerate anticipated production timelines, Canoo's ability to capitalize on commercial opportunities, current or anticipated customer orders, and expectations regarding the development of facilities. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Canoo. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; Canoo's ability to continue as a going concern; Canoo's ability to access existing and future sources of capital via debt or equity markets, which will impact execution of its business plans and could require Canoo to terminate or significantly curtail its operations; Canoo's history of losses; Canoo's ability to adequately control the costs associated with its operations; Canoo's ability to successfully build and tool its manufacturing facilities, establish or continue a relationship with a contract manufacturer or failure of operation of Canoo's facilities ; the rollout of Canoo's business and the timing of expected business milestones and commercial launch; future market adoption of Canoo's offerings; risks related to Canoo's go-to-market strategy and manufacturing strategy; the effects of competition on Canoo's future business, and those factors discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations" in Canoo's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 1, 2024, as well as its past and future Quarterly Reports on Form 10-Q and other filings with the SEC, copies of which may be obtained by visiting Canoo's Investors Relations website at investors.canoo.com or the SEC's website at www.sec.gov. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Canoo does not presently know or that Canoo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Canoo’s expectations, plans or forecasts of future events and views as of the date of this press release. Canoo anticipates that subsequent events and developments will cause Canoo’s assessments to change. However, while Canoo may elect to update these forward-looking statements at some point in the future, Canoo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Canoo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Contacts:
Media Relations
Press@canoo.com
Investor Relations
IR@canoo.com